Exhibit 10.1

Execution Version

AMENDMENT NO. 11 TO CREDIT AGREEMENT

This AMENDMENT NO. 11 TO CREDIT AGREEMENT (this “Agreement”), dated as of May 19, 2023 (the “Signing Date”), is entered into by and among BKRF OCB, LLC, a Delaware limited liability company (the “Borrower”), BKRF OCP, LLC, a Delaware limited liability company (“Holdings”), Bakersfield Renewable Fuels, LLC, a Delaware limited liability company (the “Project Company”), Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent (in such capacity, the “Administrative Agent”), and the Tranche A Lenders, Tranche B Lenders and Tranche C Lenders party hereto, constituting 100% of the Tranche A Lenders, the Tranche B Lenders and the Tranche C Lenders party to the Credit Agreement (as defined below) (the “Signatory Lenders”).  As used in this Agreement, capitalized terms which are not defined herein shall have the meanings ascribed to such terms in the Credit Agreement unless otherwise specified.

W I T N E S S E T H

WHEREAS, the Borrower, Holdings, the Administrative Agent, Orion Energy Partners TP Agent, LLC, in its capacity as the collateral agent, and each Tranche A Lender, Tranche B Lender and Tranche C Lender from time to time party thereto have entered into that certain Credit Agreement, dated as of May 4, 2020 (as amended, amended and restated, modified and supplemented on or prior to the date hereof, the “Credit Agreement” and the Credit Agreement as expressly amended by this Agreement, the “Amended Credit Agreement”);

WHEREAS, the Borrower and the Lenders entered into the Credit Agreement based on certain estimated costs to install, develop and construct the Project;

WHEREAS, on January 30, 2023, the parties to the Credit Agreement entered into that certain Amendment No. 10 to Credit Agreement (“Amendment No. 10”) which created the Tranche C Facilities and permitted commitments therein up to $40,000,000;

WHEREAS, in order to fund the installation, development, construction and operation of the Project, the parties hereto have determined that the Tranche C Facility needs to be upsized to an aggregate of $47,000,000 (the commitments in respect of the Tranche C Facility, the “Tranche C Commitments”), subject to the terms and conditions set forth herein;

WHEREAS, each Lender identified on such Lender’s signature page as a “Tranche C Lender” (each, a “Tranche C Lender”) is willing to provide additional Tranche C Commitments subject to the terms herein and in the Amended Credit Agreement; and

WHEREAS, pursuant to this Agreement, the Borrower has requested, and the parties hereto have agreed, subject to the satisfaction of the conditions precedent set forth in this Agreement, to amend the Credit Agreement effective as of the Eleventh Amendment Effective Date as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Upsized Tranche C Commitments.

(a)        Subject to the satisfaction of all of the conditions precedent set forth in Section 4 hereof, as of the Eleventh Amendment Effective Date, each Tranche C Lender hereby:

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(i)         severally commits to make one or more Tranche C Loans to the Borrower pursuant to the provisions of, and subject to the conditions contained in, the Amended Credit Agreement in an amount up to the commitment amount set forth next to such Tranche C Lender’s name on Exhibit A attached hereto under the caption “Total Tranche C Commitments”; and

(ii)        agrees to make Tranche C Loans to the Borrower pursuant to the Amended Credit Agreement upon execution of this Agreement (A) in the amount set forth next to such Tranche C Lender’s name on Exhibit A attached hereto under the caption “Tranche C Loans to be Funded on the Eleventh Amendment Effective Date” (and notwithstanding the notice period required by Section 2.01(d) of the Credit Agreement) on the Eleventh Amendment Effective Date and (B) in the amount set forth next to such Tranche C Lender’s name on Exhibit A attached hereto under the caption “Tranche C Loans to be Funded on May 26, 2023” (and notwithstanding the notice period required by Section 2.01(d) of the Credit Agreement) on May 26, 2023 (collectively, the “Funded Upsized Tranche C Commitments”).

(b)         As of the Eleventh Amendment Effective Date, only $6,000,000 of the Tranche C Commitments have been committed by Tranche C Lenders, all of which shall be funded in accordance with Section 1(a)(ii) above.  The parties hereto acknowledge and agree that one or more Lenders may become a Tranche C Lender for any uncommitted portion of the Tranche C Facility (any such upsizing Lender, a “Tranche C Upsizing Lender”) subject to the written consent of such Tranche C Upsizing Lender (in its sole discretion) and the Administrative Agent, and the Administrative Agent shall promptly thereafter deliver an updated Exhibit A to this Agreement to the other parties hereto thereafter; provided that, any and all Tranche C Commitments and Tranche C Loans (including the Tranche C Loans funded on the Eleventh Amendment Effective Date or thereafter) shall have the same terms and covenants (other than any differences in interest amounts due based on the date such Tranche C Loans were funded).  After execution of any such amendment, each Tranche C Upsizing Lender agrees, subject to the satisfaction of the conditions set forth in Section 4.03 of the Amended Credit Agreement and the other provisions of the Financing Documents, to make Tranche C Loans to the Borrower pursuant to the Amended Credit Agreement in multiple draws from the date of such future amendment to this Agreement until the expiration of the Availability Period in an aggregate amount not to exceed the commitment amount set forth next to such Tranche C Upsizing Lender’s name on the updated Exhibit A delivered by the Administrative Agent to the other parties hereto (the “Unfunded Tranche C Commitments” and together with the Funded Tranche C Commitments, the “Tranche C Commitments”).

(c)        Subject to the satisfaction of all the conditions precedent set forth in Section 5 hereof, as of the Eleventh Amendment Effective Date, each Lender (including each Tranche C Lender), the Administrative Agent and each of the Loan Parties hereby:

(i)         consents to the upsizing and incurrence by Borrower of the Tranche C Commitments (including any Tranche C Loans incurred in respect thereof); and

(ii)        agrees that the upsized Tranche C Commitments, and any Tranche C Loans incurred in respect thereof, shall be Commitments and Loans for all purposes under the Credit Agreement; and

(iii)       agrees that the Administrative Agent and any Tranche C Upsizing Lender may amend Exhibit A to this Agreement to have such Tranche C Upsizing Lender’s commitments (up to a total amount of Tranche C Commitments not to exceed $47,000,000) reflected on Exhibit A and become effective (without the consent of any other Lender).

2.         Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, as of the Eleventh Amendment Effective Date, the Borrower, the other Loan Parties, the Administrative Agent and the Signatory Lenders, who constitute the Required Lenders under the Credit Agreement, hereby agree that the Credit Agreement is amended as follows:

(a)        Without duplication of the modifications set forth in Section 1 above, the references in Amendment No. 10 to the Tranche C Commitments being permitted in an amount up to $40,000,000 is hereby amended to instead reference an amount up to $47,000,000.

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(b)        Section 5.30(a)(i) of the Credit Agreement is hereby amended by replacing the reference therein from “May 15, 2023” to “June 30, 2023”.

(c)        Section 5.30(b)(ii) of the Credit Agreement is hereby amended by replacing the reference therein from “Commencing in February 2023” to “Commencing no later than May 31, 2023”.

(d)        Section 5.30(b)(iv) of the Credit Agreement is hereby amended by replacing the reference therein from “Within forty-five (45) days after the Tenth Amendment Effective Date” to “No later than May 31, 2023”.

(e)        Section 5.30(b)(v) of the Credit Agreement is hereby amended by replacing the reference therein from “Within sixty (60) days after the Tenth Amendment Effective Date” to “No later than May 31, 2023”.

(f)        Section 7.01(s) of the Credit Agreement is hereby amended and restated as follows:

“(s)      (i) Loan Parties shall fail to complete the First Required Additional Capital Raise on or before June 30, 2023 or (ii) Loan Parties shall fail to complete the Second Required Additional Capital Raise on or before April 1, 2024.”

(g)        Exhibit C to Amendment No. 10 is hereby replaced with Exhibit B-2 hereto.

3.         Amendment No. 11 Premium.

(a)        As consideration for entry into this Agreement, the Borrower hereby agrees to pay, or cause to be paid, to each Tranche C Lender an Amendment and Upsize Premium in the form of warrants to obtain the shares of common equity at the strike prices set forth in Exhibits B-1 and B-2 hereto, substantially in the form attached hereto as Exhibit C (the “GCEH Warrants”), which GCEH Warrants shall be payable to each Tranche C Lender (or its designated Affiliate) ratably (the “Amendment and Upsize Premium”).  The Amendment and Upsize Premium shall be due, earned and payable on (i) in the case of the Funded Upsized Tranche C Commitments, the Eleventh Amendment Effective Date and (ii) in the case of Unfunded Tranche C Commitments, on the date Tranche C Loans in respect of such Unfunded Tranche C Commitments are funded pursuant to Section 4.03 of the Credit Agreement.

(b)        The Borrower hereby agrees that the Amendment and Upsize Premium shall be paid without set-off, deduction or counterclaim and free and clear of, and without deduction by reason of, any taxes.

(c)        All fees and premiums hereunder, once paid, are nonrefundable and are in addition to and not creditable against any other fee or premium payable to any Lender and/or its affiliates in connection with the transactions contemplated by the Credit Agreement or otherwise.

(d)        For U.S. federal income tax purposes, (a) the Tranche C Loans made on or about the Eleventh Amendment Effective Date, together with the GCEH Warrants, shall be treated as an investment unit in accordance with Code Section 1273(c)(2) and (b) a portion of the purchase price of the investment unit shall, for U.S. federal income tax purposes, be allocated to the purchase of the corresponding GCEH Warrants as mutually agreed by the parties.  Each of the parties hereto agrees to file tax returns consistent with such treatment.

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(e)        Within thirty (30) Business Days of the Eleventh Amendment Effective Date, Borrower shall cause the Sponsor to enter into one or more amendments to the Existing Warrants with the applicable Lenders to complete the OIC Rebalancing of Existing Warrants. The Borrower hereby agrees that a failure to complete the OIC Rebalancing of Existing Warrants within thirty (30) Business Days of the Eleventh Amendment Effective Date shall result in an immediate Event of Default under the Credit Agreement.

For purposes of this Section 3, (x) “Existing Warrants” shall mean those warrants specified in the column titled “Warrants – Before Eleventh Amendment” in Exhibit C and (y) “OIC Rebalancing of Existing Warrants” shall mean the reallocation of the Existing Warrants to reflect the updates to the amount of warrants specified in the column titled “Rebalancing of Existing Warrants” in Exhibit C.

4.         Representations and Warranties.  As of the Eleventh Amendment Effective Date, each Loan Party hereby represents and warrants to the other parties hereto that:

(a)        Each Loan Party has full corporate, limited liability company or other organizational powers, authority and legal right to enter into, deliver and perform its respective obligations under this Agreement, and has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance by it of this Agreement.  This Agreement has been duly executed and delivered by the Loan Parties, is in full force and effect and constitutes a legal, valid and binding obligation of the Loan Parties, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited (i) by Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(b)        The execution, delivery and performance by each Loan Party of this Agreement does not and will not (i) conflict with the Organizational Documents of such Loan Party, (ii) conflict with or result in a breach of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other instrument or agreement to which such Loan Party is a party or by which it is bound or to which such Loan Party’s property or assets are subject (other than any Material Project Document to which such Loan Party is a party), except where such contravention or breach could not reasonably be expected to be material and adverse to the Loan Parties or Lenders, (iii) conflict with or result in a breach of, or constitute a default under, any Material Project Document to which such Loan Party is a party, (iv) conflict with or result in a breach of, or constitute a default under, in any material respect, any Applicable Law, except where such contravention or breach could not reasonably be expected to have a Material Adverse Effect, or (v) with respect to each Loan Party, result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of such Loan Party’s property or the Collateral.

(c)        After giving effect to the amendments set forth in this Agreement, no Default or Event of Default has occurred and is continuing or would result from the transactions contemplated in this Agreement.

(d)        After giving effect to the amendments set forth in this Agreement, the representations and warranties of each of the Loan Parties set forth in Article III of the Credit Agreement and in each other Financing Document are true and correct in all material respects (except where already qualified by materiality or Material Adverse Effect, in which case, such representations and warranties are true and correct in all respects) on and as of the Eleventh Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

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5.         Effectiveness; Conditions Precedent.  This Agreement, including the increased Tranche C Commitments, shall become effective on the first date on which each of the following conditions have been satisfied or waived (such date, the “Eleventh Amendment Effective Date”):

(a)        This Agreement shall have been executed on the Signing Date by the Administrative Agent, the Loan Parties and the Signatory Lenders (such execution not to be unreasonably delayed or waived) and the Administrative Agent shall have received counterparts to each which, when taken together, bear the signatures of each of the other parties hereto.

(b)        Borrower has arranged for payment on the Eleventh Amendment Effective Date of all reasonable and documented out-of-pocket fees and expenses then due and payable pursuant to the Financing Documents and the funds flow memorandum delivered pursuant to clause (e) below.

(c)        As consideration for the amendments set forth herein, as of the Eleventh Amendment Effective Date, each Lender shall have received the GCEH Warrants as set forth in Section 3.

(d)        The Administrative Agent and the Lenders shall have received an executed copy of a Borrowing Request for Tranche C Loans in an amount equal to $6,000,000.

(e)        Borrower shall have delivered to the Administrative Agent a funds flow memorandum detailing the proposed flow, and use, of the Loan proceeds within three (3) Business Days of the Eleventh Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.

6.           Reaffirmation of Guarantees and Security Interests.

The Borrower, Holdings and Project Company (each, a “Reaffirming Party”) hereby acknowledges that it (a) has reviewed the terms and provisions of this Agreement, (b) consents to the amendments to the Credit Agreement effected pursuant to this Agreement and consents to the terms, conditions and other provisions of this Agreement, and (c) consents to each of the transactions contemplated hereby. Each Reaffirming Party hereby confirms that each Financing Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Financing Documents the payment and performance of all Obligations under and as defined in the Amended Credit Agreement (including all such Obligations as amended and reaffirmed pursuant to this Amendment) under each of the Financing Documents to which it is a party.

Without limiting the generality of the foregoing, each Reaffirming Party hereby confirms, ratifies and reaffirms its payment obligations, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Financing Documents to which it is a party. For the avoidance of doubt, nothing in this Agreement shall constitute a new grant of security interest. Each Reaffirming Party hereby confirms that no additional filings or recordings need to be made, and no other actions need to be taken, by such Reaffirming Party as a consequence of this Agreement in order to maintain the perfection and priority of the security interests created by the Financing Documents to which it is a party.

Each Reaffirming Party acknowledges and agrees that each of the Financing Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its payment obligations, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of such Financing Documents shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any of the transactions contemplated hereby.

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7.           Miscellaneous.

(a)       Effect of Amendments.  From and after the Eleventh Amendment Effective Date, the Credit Agreement shall be construed after giving effect to the amendments set forth in Section 2 hereof and all references to the Credit Agreement in the Financing Documents shall be deemed to refer to the Amended Credit Agreement.

(b)      No Other Modification.  Except as expressly modified by this Agreement, the Credit Agreement and the other Financing Documents are and shall remain unchanged and in full force and effect, and nothing contained in this Agreement shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, or any of the other parties, or shall alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement which are not by the terms of this Agreement being amended, or alter, modify or amend or in any way affect any of the other Financing Documents.

(c)      Successor and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

(d)       Incorporation by Reference.  Sections 10.07 (Severability), 10.11 (Headings), 10.09 (Governing Law; Jurisdiction; Etc.) and 10.17 (Electronic Execution of Assignments and Certain Other Documents) of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

(e)        Financing Document.  This Agreement shall be deemed to be a Financing Document.

(f)        Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The Amended Credit Agreement and the other Financing Documents to which a Loan Party is party constitute the entire contract between and among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or scanned electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(g)       Electronic Signatures.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)       Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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(i)        Release.  IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT, EACH OF THE LOAN PARTIES AND THEIR RESPECTIVE SUCCESSORS-IN-TITLE AND ASSIGNEES AND, TO THE EXTENT THE SAME IS CLAIMED BY RIGHT OF, THROUGH OR UNDER ANY OF THE LOAN PARTIES, FOR THEIR RESPECTIVE PAST, PRESENT AND FUTURE EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, MANAGERS, AND TRUSTEES (EACH, A “RELEASING PARTY,” AND COLLECTIVELY, THE “RELEASING PARTIES”), DOES HEREBY REMISE, RELEASE AND DISCHARGE, AND SHALL BE DEEMED TO HAVE FOREVER REMISED, RELEASED AND DISCHARGED, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, AND THE ADMINISTRATIVE AGENT’S AND EACH LENDER’S RESPECTIVE SUCCESSORS-IN-TITLE, LEGAL REPRESENTATIVES AND ASSIGNEES, PAST, PRESENT AND FUTURE OFFICERS, DIRECTORS, AFFILIATES, SHAREHOLDERS, MEMBERS, MANAGERS, TRUSTEES, AGENTS, EMPLOYEES, BOARD OBSERVERS, CONSULTANTS, EXPERTS, ADVISORS, ATTORNEYS AND OTHER PROFESSIONALS AND ALL OTHER PERSONS AND ENTITIES TO WHOM ANY OF THE FOREGOING WOULD BE LIABLE IF SUCH PERSONS OR ENTITIES WERE FOUND TO BE LIABLE TO ANY RELEASING PARTY, OR ANY OF THEM (COLLECTIVELY HEREINAFTER, THE “RELEASED PARTIES”), FROM ANY AND ALL MANNER OF ACTION AND ACTIONS, CAUSE AND CAUSES OF ACTION, CLAIMS, CHARGES, DEMANDS, COUNTERCLAIMS, OFFSET RIGHTS, RIGHTS OF RECOUPMENT, DEFENSES, SUITS, DEBTS, DUES, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, SPECIALTIES, COVENANTS, CONTRACTS, CONTROVERSIES, DAMAGES, JUDGMENTS, EXPENSES, EXECUTIONS, LIENS, CLAIMS OF LIENS, CLAIMS OF COSTS, PENALTIES, ATTORNEYS’ FEES, OR ANY OTHER COMPENSATION, RECOVERY OR RELIEF ON ACCOUNT OF ANY LIABILITY, OBLIGATION, DEMAND OR CAUSE OF ACTION OF WHATEVER NATURE, WHETHER IN LAW, EQUITY OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY SO CALLED “LENDER LIABILITY” CLAIMS, INTEREST OR OTHER CARRYING COSTS, PENALTIES, LEGAL, ACCOUNTING AND OTHER PROFESSIONAL FEES AND EXPENSES AND INCIDENTAL, CONSEQUENTIAL AND PUNITIVE DAMAGES PAYABLE TO THIRD PARTIES, OR ANY CLAIMS FOR AVOIDANCE OR RECOVERY UNDER ANY OTHER FEDERAL, STATE OR FOREIGN LAW EQUIVALENT), WHETHER KNOWN OR UNKNOWN, FIXED OR CONTINGENT, JOINT AND/OR SEVERAL, SECURED OR UNSECURED, DUE OR NOT DUE, PRIMARY OR SECONDARY, LIQUIDATED OR UNLIQUIDATED, CONTRACTUAL OR TORTIOUS, DIRECT, INDIRECT, OR DERIVATIVE, ASSERTED OR UNASSERTED, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, NOW EXISTING, HERETOFORE EXISTING OR WHICH MAY HERETOFORE ACCRUE AGAINST ANY OF THE RELEASED PARTIES SOLELY IN THEIR CAPACITIES AS SUCH UNDER THE FINANCING DOCUMENTS, WHETHER HELD IN A PERSONAL OR REPRESENTATIVE CAPACITY, AND WHICH ARE BASED ON ANY ACT, FACT, EVENT OR OMISSION OR OTHER MATTER, CAUSE OR THING OCCURRING AT OR FROM ANY TIME PRIOR TO AND INCLUDING THE DATE HEREOF IN ANY WAY, DIRECTLY OR INDIRECTLY ARISING OUT OF, CONNECTED WITH OR RELATING TO THE AMENDED CREDIT AGREEMENT OR ANY OTHER FINANCING DOCUMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND ALL OTHER AGREEMENTS, CERTIFICATES, INSTRUMENTS AND OTHER DOCUMENTS AND STATEMENTS (WHETHER WRITTEN OR ORAL) RELATED TO ANY OF THE FOREGOING (EACH, A “CLAIM,” AND COLLECTIVELY, THE “CLAIMS”), IN EACH CASE, EXCLUDING ANY CLAIM TO THE EXTENT SUCH CLAIM AROSE OUT OF, OR WAS CAUSED BY, THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, OR MATERIAL BREACH OF THE AMENDED CREDIT AGREEMENT OR ANY OTHER FINANCING DOCUMENT BY, SUCH RELEASED PARTIES. EACH RELEASING PARTY FURTHER STIPULATES AND AGREES WITH RESPECT TO ALL SUCH CLAIMS, THAT IT HEREBY WAIVES ANY AND ALL PROVISIONS, RIGHTS, AND BENEFITS CONFERRED BY ANY LAW OF ANY STATE OF THE UNITED STATES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized signatories as of the day and year first above written.

[Signature pages separately provided]

[Signature Page to Amendment No. 11 to Credit Agreement]

Exhibit A

to Amendment nO. 11

ANNEX I
TO
CREDIT AGREEMENT

Commitments and Existing Loans

	Outstanding Tranche A Loans as of Amendment No. 11	Outstanding Tranche B Loans as of Amendment No. 11	Outstanding Tranche C Loans as of Amendment No. 11	Tranche C Loans to be Funded on the Eleventh Amendment Effective Date	Tranche C Loans to be Funded on May 26, 2023	Total Tranche C Commitments
Orion Energy Credit Opportunities Fund II, L.P.	$19,109,485	$6,624,139	$6,873,969	$575,582	$575,582	$8,025,133
Orion Energy Credit Opportunities Fund II PV, L.P.	$30,707,910	$10,644,634	$10,948,830	$867,713	$867,713	$12,684,257
Orion Energy Credit Opportunities Fund II GPFA, L.P.	$1,882,605	$652,589	$677,201	$56,704	$56,704	$790,610
Orion Energy Credit Opportunities GCE Co-Invest, L.P.	$28,800,000	$106,913,204	-	-	-	-
Orion Energy Credit Opportunities GCE Co-Invest B, L.P.	-	$4,600,448	-	-	-	-
Orion Energy Credit Opportunities Fund III PV, L.P.	-	$21,110,764	$5,584,591	$440,113	$440,113	$6,464,817
Orion Energy Credit Opportunities Fund III GPFA, L.P.	-	$1,600,648	$426,155	$34,972	$34,972	$496,099
Orion Energy Credit Opportunities Fund III, L.P.	-	$46,042,648	$12,258,344	$1,005,966	$1,005,966	$14,270,276
Orion Energy Credit Opportunities Fund III GPFA PV, L.P.	-	$867,302	$230,910	$18,949	$18,949	$268,808
LIF AIV 1, L.P.	-	$84,000,000	-	-	-	-
Voya Renewable Energy Infrastructure Originator I LLC	-	$13,004,664	-	-	-	-
Voya Renewable Energy Infrastructure Originator L.P.	-	$21,038,960	-	-	-	-
Total	$80,500,000	$317,100,000	$37,000,000	$3,000,000	$3,000,000	$43,000,000

Exhibit B-1

to Amendment nO. 11

ALLOCATION OF WARRANTS (Strike Price $2.25)

Entity Name	Warrants – Before Eleventh Amendment	Additional Warrants – Eleventh Amendment Effective Date	Total Warrants (Strike Price $2.25)
Orion Energy Credit Opportunities Fund II, L.P.	1,059,823	-	1,059,823
Orion Energy Credit Opportunities Fund II PV, L.P.	1,703,079	-	1,703,079
Orion Energy Credit Opportunities Fund II GPFA, L.P.	104,411	-	104,411
Orion Energy Credit Opportunities GCE Co-Invest, L.P.	2,333,917	-	2,333,917
Orion Energy Credit Opportunities GCE Co-Invest B, L.P.	79,116	-	79,116
Orion Energy Credit Opportunities Fund III PV, L.P.	869,434	-	869,434
Orion Energy Credit Opportunities Fund III GPFA, L.P.	65,922	-	65,922
Orion Energy Credit Opportunities Fund III, L.P.	1,896,237	-	1,896,237
Orion Energy Credit Opportunities Fund III GPFA PV, L.P.	35,719	-	35,719
LIF AIV 1, L.P.	2,515,864	-	2,515,864
Voya Renewable Energy Infrastructure Originator I LLC	696,163	-	696,163
Voya Renewable Energy Infrastructure Originator L.P.	1,126,252	-	1,126,252
Total	12,485,937		12,485,937

Exhibit B-2

to Amendment nO. 11

ALLOCATION OF WARRANTS (Strike Price $0.075)

Entity Name	Warrants – Before Eleventh Amendment	Additional Warrants – Eleventh Amendment Effective Date	Total Warrants (Strike Price $0.075)
Orion Energy Credit Opportunities Fund II, L.P.	1,480,928	271,886	1,752,814
Orion Energy Credit Opportunities Fund II PV, L.P.	2,373,004	427,741	2,800,745
Orion Energy Credit Opportunities Fund II GPFA, L.P.	145,896	26,787	172,683
Orion Energy Credit Opportunities GCE Co-Invest, L.P.	5,682,709	771,044	6,453,753
Orion Energy Credit Opportunities GCE Co-Invest B, L.P.	192,634	26,136	218,770
Orion Energy Credit Opportunities Fund III PV, L.P.	1,211,097	217,906	1,429,003
Orion Energy Credit Opportunities Fund III GPFA, L.P.	92,017	16,778	108,795
Orion Energy Credit Opportunities Fund III, L.P.	2,646,856	482,633	3,129,489
Orion Energy Credit Opportunities Fund III GPFA PV, L.P.	49,859	9,089	58,948
Total	13,875,000	2,250,000	16,125,000

Exhibit c

to Amendment nO. 11

FORM OF GCEH WARRANT

[Attached.]